UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2020

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On October 2, 2020, Invitae Corporation (the “Company”) consummated the acquisition of ArcherDX, Inc., a Delaware corporation (“ArcherDX”), pursuant to the terms of the previously announced Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”), dated as of June 21, 2020, by and among the Company, Apollo Merger Sub A Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub A”), Apollo Merger Sub B LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub B”), ArcherDX, and Kyle Lefkoff, solely in his capacity as holders’ representative.

Pursuant to the Merger Agreement, October 2, 2020, Merger Sub A merged with and into ArcherDX, with ArcherDX becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Reverse Merger”) and, promptly following the Reverse Merger, ArcherDX merged with and into Merger Sub B, with Merger Sub B surviving and continuing as a wholly-owned subsidiary of the Company (the “Forward Merger” and, together with the Reverse Merger, the “Merger”), resulting in the Company acquiring 100% of the fully diluted equity of ArcherDX.

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2020, in connection with the completion of the Merger, the Company and certain of its subsidiaries entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with the lenders party thereto and Perceptive Credit Holdings III, LP (“Perceptive”), as the Administrative Agent, which provides for a senior secured term loan facility in an aggregate principal amount of up to $200.0 million in a single borrowing. On the closing date of the Merger, the Company borrowed an aggregate principal amount of $135.0 million (the “Term Loan”). The Term Loan is available (i) to finance, in whole or in part, the Merger, (ii) to pay fees, costs and expenses related to the Merger, the Credit Agreement and the other transactions related to the Merger and (iii) for other working capital and general corporate purposes.

The Term Loan bears interest at an annual rate equal to LIBOR, subject to a 2.00% LIBOR floor, plus a margin of 8.75%, payable quarterly in arears. The Term Loan will not amortize and all amounts outstanding will mature on (i) June 1, 2024 if at such time the Company’s 2.00% convertible senior notes due 2024 (the “2024 Notes”) are outstanding and are due to mature on or prior to September 1, 2024 (provided that if the maturity of at least 80% of the 2024 Notes has been extended to a date after September 1, 2024 and prior to September 1, 2025, the Term Loan will mature on the date that is 90 days prior to the extended maturity date of the 2024 Notes) or (ii) otherwise, on June 1, 2025. If the Term Loan is prepaid, the Company must pay a prepayment fee of 6% if the prepayment occurs prior to the third anniversary of the closing date or 4% if the prepayment occurs after the third anniversary of the closing date and the Company must also pay a make-whole fee if the prepayment occurs prior to the second anniversary of the closing date.

The Term Loan is secured by a first priority lien on all assets of the Company and its subsidiaries, and is guaranteed by the Company’s subsidiaries, in each case, excluding certain subsidiaries. The Credit Agreement contains customary representations and warranties and covenants, including financial covenants that require the Company to maintain a minimum cash balance and minimum quarterly revenue levels.

The Company paid $4.35 million in customary commitment and closing fees to Perceptive in connection with obtaining the Term Loan. In addition, on the closing date, the Company issued to Perceptive warrants to purchase 1.0 million shares of the Company’s common stock, $0.0001 par value per share (“Invitae Common Stock”), at an exercise price of $16.85 per share. Perceptive may exercise the warrants in accordance with the terms thereof for all or any part of 1.0 million shares of the Invitae Common Stock until and including October 2, 2027.

Cowen and Company, LLC (“Cowen”) served as the Company’s exclusive financial advisor with respect to the debt financing and the Company paid Cowen a fee of approximately $2.0 million for such services on the closing date.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

ArcherDX Acquisition

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The aggregate consideration for the Merger consisted of $325.0 million in cash (subject to closing-related adjustments based on ArcherDX’s cash, debt, net working capital and other considerations at the closing of the Merger) and 30.0 million shares of Invitae Common Stock, plus up to an additional 27.0 million shares of Invitae Common Stock payable in connection with the achievement of certain milestones (the “Earnout Shares”). At the closing of the Merger, (i) each outstanding share of ArcherDX capital stock converted into the right to receive the number of shares of Invitae Common Stock and a cash payment as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone, (ii) each outstanding and unexercised ArcherDX stock option converted into the right to receive a cash payment and an option to purchase shares of Invitae Common Stock as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone, subject to continued service at the time of achievement of such milestone in the instance of such Earnout Shares and (iii) each unexpired, unexercised and outstanding ArcherDX warrant converted into the right to receive the number of shares of Invitae Common Stock and cash payment as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone. No fractional shares were issued in connection with the Merger.

Pursuant to the Merger Agreement, shares of Invitae Common Stock issued to ArcherDX’s securityholders in connection with the Merger are subject to a lock-up restriction which prevents the sale, transfer or other disposition of such shares for a period of 90 days following the closing of the Merger; provided, that as a result of a Support Agreement between Invitae and certain former stockholders of ArcherDX holding approximately 65% of the pre-Merger outstanding shares of ArcherDX in the aggregate (the “Support Agreement”), Invitae has waived the last 15 days of such 90-day period such that it shall apply for a period of only 75 days, and such former stockholders (i) are subject to certain volume limitations on resales of such shares and other transfer restrictions for days 76 through 90 following the closing of the Merger and (ii) may effect certain permitted transfers where transferees are bound by the Support Agreement.

The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Support Agreement, which are attached as Exhibits 2.1 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Private Placement

On October 2, 2020, in connection with the completion of the Merger, the Company, in a private placement (the “Private Placement”), issued and sold to certain accredited investors (the “Investors”) an aggregate of 16,320,476 shares of Invitae Common Stock at a price of $16.85 per share, for gross proceeds to the Company of approximately $275.0 million, pursuant to the terms of the previously announced Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 21, 2020, by and among the Company and the Investors.

In connection with the Private Placement, on October 2, 2020, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Invitae Common Stock sold in the Private Placement. The Company has agreed to file the registration statement within 60 days of the closing of the Private Placement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the issuance of warrants to purchase Invitae Common Stock to Perceptive is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The information required by Item 3.02 relating to the sale of Invitae Common Stock to the Investors is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of warrants to Perceptive and the sale of Invitae Common Stock to the Investors have been made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on October 2, 2020, the Board of Directors of the Company (the “Board”) increased the authorized number of members of the Board to seven and appointed Jason W. Myers, Ph.D. to serve as a director. Dr. Myers was designated a Class III director (with the directors of Class III standing for re-election at the Company’s annual meeting of stockholders in 2022).

Dr. Myers, age 45, is ArcherDX’s co-founder and served as President and Chief Executive Officer and as a member of ArcherDX’s board of directors from January 2015 through the completion of the Merger. From August 2013 to January 2015, prior to ArcherDX’s spin-off from Enzymatics, Inc., Dr. Myers served as Chief Scientific Officer of Enzymatics, Inc. Dr. Myers received his BASc. in Biochemistry and Molecular Biology from the Colorado State University and his Ph.D. in Molecular Pharmacology from Stanford University School of Medicine.

In connection with Dr. Myers’ appointment to the Board, Dr. Myers entered into the Company’s standard form of indemnification agreement. Dr. Myers became an employee of the Company upon completion of the Merger and therefore will not receive compensation for his service as a director.

Dr. Myers has no family relationships with any of the Company’s directors or executive officers. In connection with Dr. Myers’ appointment to the Board, the Company reports the following “transaction with related persons” under Item 404(a) of Regulation S-K: As an executive officer and director of ArcherDX, Dr. Myers received consideration in excess of $120,000 in connection with the Merger. In addition, a family member of Dr. Myers was an executive officer of ArcherDX, became an employee of the Company upon completion of the Merger and received consideration in excess of $120,000 in connection with the Merger, in addition to such person’s compensation received since the beginning of the Company’s last fiscal year in connection with such person’s employment with ArcherDX.

Item 7.01	Regulation FD Disclosure.

On October 5, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)     The Company intends to file the financial statements of ArcherDX as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)     The Company intends to file the pro forma financial information of the Company and ArcherDX as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Plan of Reorganization, dated as of June 21, 2020, by and among the Company, Apollo Merger Sub A Inc., Apollo Merger Sub B LLC, ArcherDX, Inc. and Kyle Lefkoff, solely in his capacity as holders’ representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 24, 2020).

10.1*	Securities Purchase Agreement, dated as of June 21, 2020, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 24, 2020).

10.2*	Registration Rights Agreement, dated as of October 2, 2020, by and among the Company and the investors party thereto.

10.3*^	Credit Agreement and Guaranty, dated as of October 2, 2020, by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, as the Administrative Agent.

10.4*	Support Agreement, dated as of September 23, 2020, by and among the Company and certain securityholders of ArcherDX, Inc.

99.1	Press release issued by the Company on October 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
^	Portions of this Exhibit have been redacted in accordance with Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2020

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer